Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports fourth quarter and full year fiscal year 2019 results

LOS ANGELES (November 12, 2019) — AECOM (NYSE:ACM), the world’s premier infrastructure firm, today reported fourth quarter and full year fiscal year 2019 results.

	Full Year Fiscal 2019
	As Reported	Adjusted[1] (Non-GAAP)		As Reported YoY % Change	Adjusted YoY % Change
Revenue	$20,173	--		0%	--
Operating Income	$25	$868		(94%)	15%
Net Income	$(261)	$440		NM	1%
EPS (Fully Diluted)	$(1.66)	$2.75		NM	3%
EBITDA	--	$948		--	13%
Operating Cash Flow	$778	--		0%	--
Free Cash Flow	--	$694	[2]	--	1%
Backlog	59,657	--		11%[3]	--

Fourth Quarter and Full Year Fiscal 2019 Accomplishments:

•	Full year revenue of $20.2 billion increased slightly from the prior year and set a new record for the Company; full year revenue increased by 2% on an organic[4] basis, primarily driven by continued growth in the Americas design and Management Services businesses.
•	Full year net loss and diluted loss per share were $261 million and $1.66, respectively, and included a $588 million non-cash impairment to goodwill related to the Company’s at-risk, self-perform construction businesses, which the Company intends to exit; on an adjusted[1] basis, diluted earnings per share was $2.75, which was consistent with the Company’s expectations.
•	Fourth quarter adjusted EBITDA[1] increased by 12% over the prior year to $261 million and full year adjusted EBITDA increased by 13% to $948 million due primarily to higher margins and profitability in the DCS segment, as well as higher profitability in the MS segment.
•	The fourth quarter DCS operating margin and adjusted operating margin[1] of 7.2% and 8.0%, respectively, set new records, and resulted in 120 basis point increase for the full year record DCS adjusted operating margin to 7.1%.
•	The Company reiterated guidance for an adjusted operating margin[1] in the DCS segment in excess of 8.0% in fiscal 2020, which would translate to an approximately 11.5% adjusted operating margin on a net service revenue[5] (NSR) basis.
•	Fourth quarter operating cash flow of $794 million and free cash flow[2] of $779 million set new records for the Company and enabled $413 million of debt reduction and resulted in net leverage[6] of 2.2x, which is within the Company’s 2.0x - 2.5x target range.
•	Full year free cash flow[2] of $694 million marked the fifth consecutive year of free cash flow generation in excess of $600 million; the Company has now generated $3.4 billion of cumulative free cash flow since fiscal 2015.

1

Pro Forma Professional Services7 Full Year Fiscal 2019 Accomplishments:

The Company’s presentation of its non-GAAP financial information for its pro forma Professional Services business reflects the results of the DCS, Construction Management and AECOM Capital businesses, and excludes the Management Services business and at-risk, self-perform businesses within the Construction Services segment, which the Company intends to divest.

	Full Year Fiscal 2019
($ in millions)	GAAP	Adjusted[1] (Non-GAAP)	GAAP YoY % Change	Adjusted YoY % Change
Revenue	$13,642	--	(2%)	--
Net Service Revenue[5]	--	$6,225	--	0%
EBITDA	--	$662	--	25%
EBITDA Margin (NSR)	--	10.6%	--	+210 bps
Backlog	--	$36,497	--	19%[3]

•	Full year revenue was $13.6 billion and full year net service revenue[5] was $6.2 billion, which increased by 2% on an organic[4] basis due to solid execution, strong end market trends that resulted in growth in self-perform revenue.
•	Adjusted EBITDA[1] of $662 million in the full year increased by 25% over the prior year, reflecting a growth rate significantly above the enterprise.
•	Adjusted EBITDA[1] margin on net service revenue[5] was 10.6% in the full year, an increase of 210 basis points over the prior year, reflecting the combined high margins on self-perform work in the Company’s Professional Services[7] businesses, the benefits of the restructuring actions completed earlier in the fiscal year and increased profitability in both the Design & Consulting Services and the Construction Management businesses.

Fiscal 2020 Outlook and Update on Strategic Value Creation Actions:

•	AECOM reiterated its fiscal 2020 enterprise financial guidance, including its expectation for adjusted EBITDA[1] of between $1,040 million and $1,080 million.
–	This guidance includes approximately $10 million from AECOM Capital contributions.
–	The Company expects free cash flow, excluding expected cash uses for restructuring and timing impacts related to the sale of the Management Services business, to be within the Company’s annual $600 million to $800 million range.
•	The Company reiterated its fiscal 2020 financial guidance for its pro forma Professional Services[7] adjusted EBITDA[1] of between $720 million and $760 million, which would represent 12% year-over-year growth at the mid-point and reflects underlying growth and the benefits of the Company’s ongoing strategic value enhancing initiatives, including:
–	Restructuring initiatives and expanded use of best-cost design and shared service centers to enhance profitability.
–	Actions to de-risk and simplify the Company, including the planned exit of more than 30 countries, planned and actual business divestments, extraction from international at-risk construction, and AECOM Capital’s successful closing of a private equity real estate fund with Canyon Partners that limits AECOM’s future balance sheet contributions.
–	The Company reiterated its forecast for unlevered free cash flow[8], excluding expected cash use for restructuring in fiscal 2020, to approximate 75% of adjusted EBITDA on a normalized basis.
•	In addition, on October 14th, the Company announced an agreement to sell its Management Services business for a purchase price of $2.405 billion, reflecting a premium valuation.
–	The Company expects the transaction to close in the second quarter of fiscal 2020, subject to regulatory approvals and other customary closing conditions.

“Our strong fiscal 2019 results are a testament to the impacts of the strategic actions we began executing two years ago to enhance profitability and maximize shareholder value,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “We delivered a record quarterly margin in the DCS segment in the fourth quarter and for the full year. We also exceeded the mid-point of our adjusted EBITDA guidance with 13% growth for the full year. Importantly, this growth was driven by 25% growth in our Professional Services business. We significantly accelerated our value creation strategy with the recently announced agreement to sell the MS business at a premium valuation. The proceeds from this transaction, combined with our record fourth quarter cash flow, are expect to result in substantial capital to deploy for debt reduction and share repurchases in a higher-returning, lower-risk Professional Services business at a highly attractive valuation.”

“I am proud of the entire organization for delivering a strong year of financial performance and record quarterly free cash flow, which continues our history of strong cash flow performance,” said W. Troy Rudd, AECOM’s chief financial officer. “Importantly, we are delivering profitable growth and expect another year of strong results in fiscal 2020, which we expect will provide significant opportunities to return capital to shareholders through stock repurchases under our $1 billion Board authorization.”

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Wins and Backlog

Wins in the fourth quarter were $6.3 billion, resulting in a 1.2 book-to-burn ratio9, including a greater than 1 book-to-burn ratio in all three segments. Full year wins of $27.5 billion reflected a 1.3 book-to-burn ratio and similarly strong contributions from across the Company. Total backlog of nearly $60 billion is up 11%3 over the prior year. Importantly, the Company’s backlog in its pro forma Professional Services7 business, which comprise the DCS and Construction Management businesses, is at more than $36 billion, a 19% increase from the prior year, driven by a 1.4 book-to-burn ratio in the year and 6% growth in DCS contracted backlog to a new high.

Business Segments

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the fourth quarter was $2.1 billion. Constant-currency organic4 revenue declined by 2%, with underlying growth offset by an approximately 500 basis point negative impact from lower U.S. Virgin Island storm recovery work. Full year revenue was $8.3 billion, a 1% increase over the prior year. Full year constant-currency organic revenue increased by 3%.

Net service revenue5 was $1.4 billion and $5.7 billion in the fourth quarter and full year, respectively, and on a constant-currency organic basis increased by 2% and increased by 1%. Performance included continued underlying growth in the Americas design business and positive growth in international design markets.

Fourth quarter and full year operating income was $150 million and $552 million, respectively. On an adjusted basis, fourth quarter and full year operating income1 was $166 million and $584 million, respectively. The fourth quarter adjusted operating margin of 8.0% reflected a 190 basis point increase over the prior year and contributed to a full year adjusted operating margin of 7.1%, which marked a 120 basis point increase over the prior year and exceeded the Company’s guidance. Both the fourth quarter and full year adjusted operating margins set new records, respectively. This strong margin performance was the result of the successful completion of $225 million of G&A reductions, ongoing additional restructuring actions, solid execution, continued favorable end markets trends and strong backlog performance.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the fourth quarter was $1.9 billion. Constant-currency organic4 revenue decreased by 6%. Full year revenue was $7.8 billion, a decrease of 3% on an organic basis, which was primarily due to the completion of large fixed-priced Power projects and as a large combined cycle gas power plant project neared completion and was not replaced with new work due to the Company’s decision to extract itself from the fixed priced combined cycle gas power plant market.

Net service revenue5 in the Construction Management business was $155 million and $547 million in the fourth quarter and full year, respectively. The performance was due primarily to the phasing of recent wins, which are beginning construction and are expected to result in revenue growth in fiscal 2020.

Fourth quarter and full year operating loss was $569 million and $506 million, respectively, primarily due to a non-cash goodwill charge relating to the Company’s at-risk, self-perform construction businesses as described above. On an adjusted basis, fourth quarter and full year operating income1 was $36 million and $153 million, respectively. Full year adjusted operating income declined slightly from the prior year, reflecting a decline in the Power business, which was partially offset by strong execution in the Construction Management business, which maintains nearly four years of revenue visibility in backlog and is expected to deliver double-digit earnings growth in fiscal 2020 as recent large wins begin construction.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the fourth quarter was $1.1 billion, a 7% increase over the prior year. Organic4 revenue in the quarter increased by 8%. Full year revenue was $4.1 billion, an 11% increase over the prior year. Full year organic revenue increased by 12%.

3

Operating income was $51 million and $206 million in the fourth quarter and full year, respectively. On an adjusted basis, operating income1 was $70 million and $253 million in the fourth quarter and full year, respectively. Results for the fourth quarter and the full year were consistent with expectations and represented strong execution across the portfolio of projects.

AECOM Capital (ACAP)

The ACAP segment invests in and develops real estate projects. Revenue in the fourth quarter was $1 million and operating income was $11 million. Full year revenue was $8 million and operating income was $21 million.

In the fourth quarter, AECOM Capital Real Estate achieved the final close on a $500 million private equity fund with Canyon Partners targeting build-to-core investments in the top 25 markets in the U.S. across a range of property types. Where applicable, AECOM will also look to provide design, construction management and engineering services to the respective projects.

Tax Rate

The effective tax rate was 5.1% and 0.1% in the fourth quarter and full year, respectively. On an adjusted basis, the effective tax rate was 25.0% and 24.4% in the fourth quarter and full year, respectively. The adjusted tax rate was derived by re-computing the annual effective tax rate on earnings from adjusted net income.10 The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Cash Flow

Operating cash flow for the fourth quarter was $794 million and free cash flow2 was $779 million, both of which set new records for the Company. For the full year, AECOM generated operating cash flow of $778 million and free cash flow of $694 million, which marked the fifth consecutive year of at least $600 million of free cash flow.

Balance Sheet and Capital Allocation

As of September 30, 2019, AECOM had $1.08 billion of total cash and cash equivalents, $3.4 billion of total debt, $2.4 billion of net debt and $1.33 billion in unused capacity under its $1.35 billion revolving credit facility. Total debt declined by $413 million compared to the third quarter, resulting in a net leverage6 ratio of 2.2.

Restructuring Update

Consistent with its previously-announced restructuring actions that are expected to deliver at least 210 basis points of adjusted operating margin expansion in the DCS segment in fiscal 2020 compared to fiscal 2018 and to address stranded costs associated with the sale of the Management Services business and the intended exit of at-risk, self-perform construction businesses, the Company expects to incur the following in fiscal 2020:

•	Restructuring expenses of between $130 million and $160 million.
•	Total cash costs of between $160 million to $180 million, including capital expenditures associated with real estate restructuring of approximately $40 million.
•	Accelerated depreciation of $40 million associated with the transition of a project management tool.

The Company estimates total stranded costs associated with the Management Services sale of approximately $40 million, with a substantial majority expected to be eliminated by the end of fiscal 2020, with the balance to be eliminated in fiscal 2021.

Expected Impacts of Accounting Changes

Expected and actual financial impacts of the adoption of the new lease accounting standard (ASC 842):

•	The Company incurred in the fourth quarter a one-time non-cash leasehold impairment of approximately $27 million related to its real estate restructuring.
•	An approximately $125 million one-time non-cash reduction to equity, to be incurred in the first quarter.

Fiscal Year 2020 Investor Day

AECOM also announced today that it will host an Investor Day for fiscal year 2020 in New York City on Tuesday, December 10, 2019 beginning at 10 A.M. Eastern Time.

Mr. Burke and Mr. Rudd will provide an update on business trends, discuss the Company’s long-term financial outlook and the strategic actions that have been executed and continued to be executed to best position AECOM to capitalize on market momentum across the business. Steve Morriss, AECOM’s president of its Design & Consulting Services – Americas group, and Lara Poloni, AECOM’s chief executive of its EMEA business, will also review the Company’s competitive differentiators and how the Company is leveraging its industry-leading capabilities to capitalize on strong market opportunities. A live webcast of the event and a replay will be available online at https://investors.aecom.com.

In addition, innovation leaders from across the Company will be present following the conclusion of the webcast to discuss and provide demonstrations of cutting-edge technology and client solutions.

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Conference Call

AECOM is hosting a conference call today at 12 p.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at http://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of non-operating items, such as acquisition and integration-related items, transaction-related expenses and restructuring costs and other items. See Regulation G Information for a complete reconciliation of Non-GAAP measures.

2 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals.

3 On a constant-currency basis.

4 Organic growth is year-over-year at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

5 Revenue, net of subcontract costs.

6 Net debt-to-EBITDA, or net leverage, is comprised of EBITDA as defined in the Company’s credit agreement, which excludes stock-based compensation, and net debt as defined as total debt on the Company’s financial statements, net of cash and cash equivalents.

7 A non-GAAP measure comprised of the Company’s Design & Consulting Services, Construction Management and AECOM Capital businesses, and excludes expected stranded costs associated with planned separations and divestitures that are expected to be eliminated.

8 Unlevered free cash flow is derived by adding back after-tax adjusted interest expense at a 25% tax rate and is after distributions to non-controlling interests.

9 Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

10 Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure firm, delivering professional services across the project lifecycle – from planning, design and engineering to consulting and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come. On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm with revenue of approximately $20.2 billion during fiscal year 2019. See how we deliver what others can only imagine at aecom.com and @AECOM.

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cost savings, profitability, cash flows, tax rate, share count, stock repurchases, interest expense, capital expenditures, restructuring costs, amortization costs, or other financial items, any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, exposure to self-perform at-risk construction, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the proposed sale of the Management Services business.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

5

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; long-term government contracts and subject to uncertainties related to government contract appropriations; government shutdowns; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with business laws and regulations; maintaining adequate surety and financial capacity; high leveraged and potential inability to service our debt and guarantees; exposure to Brexit and tariffs; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; uncertainties as to the timing and completion of the proposed sale of our Management Services business or whether it will be completed; risks associated with the impact or terms of the proposed sale; risks associated with the benefits and costs of the proposed sale of our Management Services business, including the risk that the expected benefits of the proposed sale or any contingent purchase price will not be realized within the expected time frame, in full or at all, and the risk that conditions to the proposed sale will not be satisfied and/or that the proposed sale will not be completed within the expected time frame, on the expected terms or at all; the risk that any consents or regulatory or other approvals required in connection with the proposed sale of our Management Services business will not be received or obtained within the expected time frame, on the expected terms or at all; the risk that the financing intended to fund the proposed sale of our Management Services business may not be obtained; the risk that costs of restructuring transactions and other costs incurred in connection with the proposed sale of our Management Services business will exceed our estimates or otherwise adversely affect our business or operations; the impact of the proposed sale of our Management Services business on our businesses and the risk that consummating the proposed sale may be more difficult, time-consuming or costly than expected; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

Our presentation of pro forma Professional Services fiscal year 2019 metrics includes the results of the DCS, Construction Management and AECOM Capital businesses, and excludes the Management Services business and at-risk, self-perform businesses within the Construction Services segment, which the Company intends to divest. Pro forma Professional Services also excludes expected stranded costs associated with planned separations and divestitures that are expected to be eliminated. The pro forma Professional Services metrics reflect our current estimates based on information available as of this release. The pro forma Professional Services financial metrics may differ materially from the presented amounts due to future dispositions or divestures of our Management Service business and our at-risk, self-perform construction businesses and other unexpected developments or adjustments that may arise. We believe this information helps provide additional insight into the underlying trends of our business when comparing current performance against prior periods and the expected impact of the future dispositions or divestures of our Management Service business and our at-risk, self-perform construction businesses.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release.

When we provide our long term projections for organic revenue growth, adjusted EBITDA, pro forma Professional Services adjusted EBITDA, adjusted EPS and free cash flow on a forward-looking basis, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to the length, high variability, complexity and low visibility associated with the non-GAAP expectation projected against the multi-year forecast which could significantly impact the GAAP measure.

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AECOM

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2018	Sep 30, 2019	% Change	Sep 30, 2018	Sep 30, 2019	% Change
Revenue	$5,305,850	$5,115,608	(3.6)%	$20,155,512	$20,173,329	0.1%
Cost of revenue	5,117,804	4,877,382	(4.7)%	19,504,863	19,359,884	(0.7)%
Gross profit	188,046	238,226	26.7%	650,649	813,445	25.0%

Equity in earnings of joint ventures	25,512	13,960	(45.3)%	81,133	80,990	(0.2)%
General and administrative expenses	(35,741)	(37,256)	4.2%	(135,787)	(148,123)	9.1%
Restructuring costs	—	(16,276)	NM *	—	(95,446)	NM
Loss on disposal activities	(800)	(2,977)	272.1%	(2,949)	(10,381)	252.0%
Impairment of long-lived assets, including goodwill	—	(615,400)	NM	(168,178)	(615,400)	265.9%
Income (loss) from operations	177,017	(419,723)	(337.1)%	424,868	25,085	(94.1)%

Other income	2,593	4,040	55.8%	20,135	16,789	(16.6)%
Interest expense	(55,564)	(56,376)	1.5%	(267,519)	(225,994)	(15.5)%
Income (loss) before income tax expense (benefit)	124,046	(472,059)	(480.6)%	177,484	(184,120)	(203.7)%

Income tax expense (benefit)	18,719	(24,076)	(228.6)%	(19,643)	(130)	(99.3)%

Net income (loss)	105,327	(447,983)	(525.3)%	197,127	(183,990)	(193.3)%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(21,350)	(26,169)	22.6%	(60,659)	(77,060)	27.0%

Net income (loss) attributable to AECOM	$83,977	$(474,152)	(664.6)%	$136,468	$(261,050)	(291.3)%

Net income (loss) attributable to AECOM per share:
Basic	$0.53	$(3.01)	(667.9)%	$0.86	$(1.66)	(293.0)%
Diluted	$0.52	$(3.01)	(678.8)%	$0.84	$(1.66)	(297.6)%

Weighted average shares outstanding:
Basic	158,605	157,709	(0.6)%	159,101	157,044	(1.3)%
Diluted	161,765	157,709	(2.5)%	162,261	157,044	(3.2)%

* NM — Not Meaningful

Balance Sheet and Cash Flow Information

(in thousands)

	September 30, 2018	September 30, 2019
Balance Sheet Information:
Total cash and cash equivalents	$886,733	$1,080,354
Accounts receivable and contract assets – net	5,468,821	5,777,652
Working capital	997,645	1,072,891
Total debt, excluding unamortized debt issuance costs	3,673,463	3,439,057
Total assets	14,681,131	14,461,591
Total AECOM stockholders’ equity	4,092,780	3,690,576

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AECOM

Reportable Segments

(in thousands)

	Design & Consulting Services	Construction Services	Management Services	AECOM Capital	Corporate	Total
Three Months Ended September 30, 2019
Revenue	$2,082,474	$1,948,268	$1,083,530	$1,336	$-	$5,115,608
Cost of revenue	1,924,483	1,929,090	1,023,809	-	-	4,877,382
Gross profit	157,991	19,178	59,721	1,336	-	238,226
Equity in earnings of joint ventures	3,930	2,211	(1,924)	9,743	-	13,960
General and administrative expenses	-	-	-	(27)	(37,229)	(37,256)
Restructuring costs	-	-	-	-	(16,276)	(16,276)
Gain (loss) on disposal activities	3,589	-	(6,566)	-	-	(2,977)
Impairment of long-lived assets, including goodwill	(15,200)	(590,500)	-	-	(9,700)	(615,400)
Income (loss) from operations	$150,310	$(569,111)	$51,231	$11,052	$(63,205)	$(419,723)

Gross profit as a % of revenue	7.6%	1.0%	5.5%	-	-	4.7%

Three Months Ended September 30, 2018
Revenue	$2,171,310	$2,118,303	$1,016,237	$-	$-	$5,305,850
Cost of revenue	2,046,205	2,100,849	970,750	-	-	5,117,804
Gross profit	125,105	17,454	45,487	-	-	188,046
Equity in earnings of joint ventures	1,311	4,644	4,357	15,200	-	25,512
General and administrative expenses	-	-	-	(2,059)	(33,682)	(35,741)
Loss on disposal activities	-	(800)	-	-	-	(800)
Income (loss) from operations	$126,416	$21,298	$49,844	$13,141	$(33,682)	$177,017

Gross profit as a % of revenue	5.8%	0.8%	4.5%	-	-	3.5%

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AECOM

Reportable Segments

(in thousands)

	Design & Consulting Services	Construction Services	Management Services	AECOM Capital	Corporate	Total
Twelve Months Ended September 30, 2019
Revenue	$8,268,231	$7,778,791	$4,118,108	$8,199	$-	$20,173,329
Cost of revenue	7,722,266	7,723,376	3,914,242	-	-	19,359,884
Gross profit	545,965	55,415	203,866	8,199	-	813,445
Equity in earnings of joint ventures	17,953	36,501	8,796	17,740	-	80,990
General and administrative expenses	-	-	-	(4,926)	(143,197)	(148,123)
Restructuring costs	-	-	-	-	(95,446)	(95,446)
Gain (loss) on disposal activities	3,589	(7,404)	(6,566)	-	-	(10,381)
Impairment of long-lived assets, including goodwill	(15,200)	(590,500)	-	-	(9,700)	(615,400)
Income (loss) from operations	$552,307	$(505,988)	$206,096	$21,013	$(248,343)	$25,085

Gross profit as a % of revenue	6.6%	0.7%	5.0%	-	-	4.0%

Contracted backlog	$9,682,492	$10,547,558	$4,066,106	$-	$-	$24,296,156
Awarded backlog	6,560,308	12,470,263	13,999,036	-	-	33,029,607
Unconsolidated JV backlog	-	1,309,825	1,021,595	-	-	2,331,420
Total backlog	$16,242,800	$24,327,646	$19,086,737	$-	$-	$59,657,183

Twelve Months Ended September 30, 2018
Revenue	$8,223,174	$8,238,852	$3,693,486	$-	$-	$20,155,512
Cost of revenue	7,783,863	8,198,480	3,522,520	-	-	19,504,863
Gross profit	439,311	40,372	170,966	-	-	650,649
Equity in earnings of joint ventures	15,811	21,534	28,588	15,200	-	81,133
General and administrative expenses	-	-	-	(11,228)	(124,559)	(135,787)
Loss on disposal activities	-	(2,949)	-	-	-	(2,949)
Impairment of assets held for sale, including goodwill	-	(168,178)	-	-	-	(168,178)
Income (loss) from operations	$455,122	$(109,221)	$199,554	$3,972	$(124,559)	$424,868

Gross profit as a % of revenue	5.3%	0.5%	4.6%	-	-	3.2%

Contracted backlog	$9,133,465	$9,333,822	$3,395,460	$-	$-	$21,862,747
Awarded backlog	7,525,817	7,144,572	14,577,130	-	-	29,247,519
Unconsolidated JV backlog	-	2,025,269	934,147	-	-	2,959,416
Total backlog	$16,659,282	$18,503,663	$18,906,737	$-	$-	$54,069,682

9

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Amounts Provided by Acquired Companies

	Three Months Ended September 30, 2019			Twelve Months Ended September 30, 2019
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies
Revenue
AECOM Consolidated	$5,115.6	$-	$5,115.6	$20,173.3	$35.8	$20,137.5
Design & Consulting Services	2,082.5	-	2,082.5	8,268.2	-	8,268.2
Construction Services	1,948.3	-	1,948.3	7,778.8	35.8	7,743.0
Management Services	1,083.5	-	1,083.5	4,118.1	-	4,118.1
AECOM Capital	1.3	-	1.3	8.2	-	8.2

Reconciliation of Revenue to Net Service Revenue, Net of Other Direct Costs

	Three Months Ended		Twelve Months Ended
	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
Design & Consulting Services
Revenue	$2,171.3	$2,082.5	$8,223.2	$8,268.2
Less: subcontract costs	755.5	671.8	2,519.3	2,598.0
Net service revenue	$1,415.8	$1,410.7	$5,703.9	$5,670.2

Construction Management
Revenue	$1,392.4	$1,429.7	$5,656.1	$5,366.0
Less: subcontract costs	1,277.2	1,274.3	5,158.2	4,818.8
Net service revenue	$115.2	$155.4	$497.9	$547.2

Reconciliation of Net Income Attributable to AECOM to EBITDA, Adjusted EBITDA and Pro Forma Professional Services Adjusted EBITDA

	Three Months Ended			Twelve Months Ended
	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
Net income (loss) attributable to AECOM	$84.0	$83.7	$(474.2)	$136.5	$(261.1)
Income tax expense (benefit)	18.8	36.6	(24.0)	(19.6)	(0.1)
Income (loss) attributable to AECOM before income taxes	102.8	120.3	(498.2)	116.9	(261.2)
Depreciation and amortization expense[1]	68.5	66.1	95.3	281.0	292.1
Interest income[2]	(2.1)	(3.5)	(3.2)	(9.6)	(12.4)
Interest expense[3]	52.5	53.3	53.0	249.4	215.2
EBITDA	221.7	236.2	(353.1)	637.7	233.7
Noncore operating losses & transaction related expenses	17.5	4.6	10.7	57.4	35.8
Impairment of long-lived assets, including goodwill	-	-	615.4	168.2	615.4
Acquisition and integration-related items	(4.4)	(3.8)	(3.9)	(10.9)	(15.3)
Restructuring costs	-	-	16.2	-	95.4
Loss on disposal activities	0.8	7.4	3.0	2.9	10.4
FX gain from forward currency contract	-	-	-	(9.1)	-
Depreciation expense included in noncore operating losses and acquisition and integration-related items	(2.2)	(0.2)	(27.2)	(9.7)	(27.8)
Adjusted EBITDA	$233.4	$244.2	$261.1	836.5	947.6
MS & at-risk, self-perform construction				308.8	286.1
Pro forma Professional Services adjusted EBITDA				$527.7	$661.5

1 Includes the amount for noncontrolling interests in consolidated subsidiaries

2 Included in other income

3 Excludes related amortization

AECOM

Regulation G Information

(in millions)

Reconciliation of Total Debt to Net Debt

	Balances at:
	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019
Short-term debt	$8.4	$44.9	$47.8
Current portion of long-term debt	134.7	114.7	69.4
Long-term debt, gross	3,530.4	3,692.9	3,321.9
Total debt, excluding unamortized debt issuance costs	3,673.5	3,852.5	3,439.1
Less: Total cash and cash equivalents	886.7	793.6	1,080.4
Net debt	$2,786.8	$3,058.9	$2,358.7

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
Net cash provided by operating activities	$531.9	$76.9	$793.7	$774.6	$777.6
Capital expenditures, net	(21.2)	(24.7)	(14.3)	(86.9)	(83.4)
Free cash flow	$510.7	$52.2	$779.4	$687.7	$694.2

	Fiscal Years Ended Sep 30,
	2015	2016	2017	2018	2019
Net cash provided by operating activities	$764.4	$814.2	$696.7	$774.6	$777.6
Capital expenditures, net	(69.4)	(136.8)	(78.5)	(86.9)	(83.4)
Free cash flow	$695.0	$677.4	$618.2	$687.7	$694.2

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
Reconciliation of Income from Operations to Adjusted Income from Operations
Income (loss) from operations	$177.0	$192.9	$(419.7)	$424.9	$25.1
Noncore operating losses & transaction related expenses	17.5	4.6	10.7	57.2	35.8
Impairment of long-lived assets, including goodwill	-	-	615.4	168.2	615.4
Acquisition and integration-related items	(4.8)	(4.2)	(4.2)	(12.7)	(16.8)
Restructuring costs	-	-	16.2	-	95.4
Loss on disposal activities	0.8	7.4	3.0	2.9	10.4
Amortization of intangible assets	27.4	25.7	25.1	116.4	102.3
Adjusted income from operations	$217.9	$226.4	$246.5	$756.9	$867.6

Reconciliation of Income Before Income Taxes to Adjusted Income Before Income Taxes
Income (loss) before income tax expense (benefit)	$124.1	$142.0	$(472.0)	$177.5	$(184.1)
Noncore operating losses & transaction related expenses	17.4	4.6	10.7	57.2	35.8
Impairment of long-lived assets, including goodwill	-	-	615.4	168.2	615.4
Acquisition and integration-related items	(4.8)	(4.2)	(4.2)	(12.7)	(16.8)
Restructuring costs	-	-	16.2	-	95.4
Loss on disposal activities	0.8	7.4	3.0	2.9	10.4
Amortization of intangible assets	27.4	25.7	25.1	116.4	102.3
FX gain from forward currency contract	-	-	-	(9.1)	-
Financing charges in interest expense	2.9	2.4	3.4	52.6	10.6
Adjusted income before income tax expense	$167.8	$177.9	$197.6	$553.0	$669.0

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
Reconciliation of Income Taxes to Adjusted Income Taxes
Income tax expense (benefit)	$18.7	$36.6	$(24.0)	$(19.7)	$(0.1)
Tax effect of the above adjustments*	9.4	5.8	70.5	43.7	117.8
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	6.1	-	-	47.8	-
Valuation allowances and other tax only items	(25.0)	(4.0)	(4.3)	(25.0)	24.0
Adjusted income tax expense	$9.2	$38.4	$42.2	$46.8	$141.7

*Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Noncontrolling Interest to Adjusted Noncontrolling Interests
Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(21.4)	$(21.7)	$(26.2)	$(60.7)	$(77.1)
Acquisition and integration-related items, net of tax	0.4	0.4	0.3	1.8	1.5
Amortization of intangible assets included in NCI, net of tax	(3.3)	(2.9)	(3.1)	(11.9)	(12.2)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(24.3)	$(24.2)	$(29.0)	$(70.8)	$(87.8)

Reconciliation of Net Income Attributable to AECOM to Adjusted Net Income Attributable to AECOM
Net income (loss) attributable to AECOM	$84.0	$83.7	$(474.2)	$136.5	$(261.1)
Noncore operating losses & transaction related expenses	17.5	4.6	10.7	57.2	35.8
Impairment of long-lived assets, including goodwill	-	-	615.4	168.2	615.4
Acquisition and integration-related items	(4.4)	(3.8)	(3.9)	(10.9)	(15.3)
Restructuring costs	-	-	16.2	-	95.4
Loss on disposal activities	0.8	7.4	3.0	2.9	10.4
Amortization of intangible assets	27.4	25.7	25.1	116.4	102.3
FX gain from forward currency contract	-	-	-	(9.1)	-
Financing charges in interest expense	2.9	2.4	3.4	52.6	10.6
Tax effect of the above adjustments*	(9.4)	(5.8)	(70.5)	(43.7)	(117.8)
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	(6.1)	-	-	(47.8)	-
Valuation allowances and other tax only items	25.0	4.0	4.3	25.0	(24.0)
Amortization of intangible assets included in NCI, net of tax	(3.3)	(2.9)	(3.0)	(11.9)	(12.1)
Adjusted net income attributable to AECOM	$134.4	$115.3	$126.5	$435.4	$439.6

* Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share
Net income (loss) attributable to AECOM – per diluted share	$0.52	$0.52	$(3.01)	$0.86	$(1.66)
Per diluted share adjustments:
Noncore operating losses & transaction related expenses	0.11	0.03	0.07	0.35	0.22
Impairment of long-lived assets, including goodwill	-	-	3.82	1.04	3.85
Acquisition and integration-related items	(0.03)	(0.02)	(0.02)	(0.07)	(0.10)
Restructuring costs	-	-	0.10	-	0.60
Loss on disposal activities	-	0.05	0.02	0.02	0.07
Amortization of intangible assets	0.17	0.16	0.16	0.72	0.64
FX gain from forward currency contract	-	-	-	(0.06)	-
Financing charges in interest expense	0.02	0.02	0.02	0.32	0.07
Tax effect of the above adjustments*	(0.06)	(0.05)	(0.38)	(0.29)	(0.71)
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	(0.03)	-	-	(0.29)	-
Valuation allowances and other tax only items	0.15	0.03	0.03	0.15	(0.15)
Amortization of intangible assets included in NCI, net of tax	(0.02)	(0.02)	(0.02)	(0.07)	(0.08)
Adjusted net income attributable to AECOM – per diluted share	$0.83	$0.72	$0.79	$2.68	$2.75
Weighted average shares outstanding – diluted	161.8	159.8	160.9	162.3	159.7

* Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of EBITDA to Adjusted Income from Operations
EBITDA(1)	$221.7	$236.2	$(353.1)	$637.7	$233.7
Noncore operating losses & transaction related expenses	17.5	4.6	10.7	57.4	35.8
Impairment of long-lived assets, including goodwill	-	-	615.4	168.2	615.4
Acquisition and integration-related items	(4.4)	(3.8)	(3.9)	(10.9)	(15.3)
Restructuring costs	-	-	16.2	-	95.4
Loss on disposal activities	0.8	7.4	3.0	2.9	10.4
FX gain from forward currency contract	-	-	-	(9.1)	-
Depreciation expense included in noncore operating losses, acquisition and integration expenses above	(2.2)	(0.2)	(27.2)	(9.7)	(27.8)
Adjusted EBITDA	$233.4	$244.2	$261.1	$836.5	$947.6
Other income	(2.6)	(4.8)	(4.1)	(20.1)	(16.8)
FX gain from forward currency contract	-	-	-	9.1	-
Interest income(2)	2.1	3.5	3.2	9.6	12.4
Depreciation(3)	(39.3)	(40.5)	(42.7)	(149.0)	(163.4)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	21.4	21.6	26.2	60.7	77.1
Acquisition and integration-related items included in NCI, net of tax	(0.4)	(0.4)	(0.3)	(1.8)	(1.5)
Amortization of intangible assets included in NCI, net of tax	3.3	2.8	3.1	11.9	12.2
Adjusted income from operations	$217.9	$226.4	$246.5	$756.9	$867.6

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA and to Adjusted EBITDA

(2) Included in other income

(3) Excludes depreciation from noncore operating losses and acquisition and integration-related items

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Design & Consulting Services Segment:
Income from operations	$126.4	$147.2	$150.3	$455.1	$552.3
Noncore operating losses & transaction related expenses	0.9	(2.0)	(1.6)	2.8	(3.9)
Impairment of long-lived assets, including goodwill	-	-	15.2	-	15.2
Gain on disposal activities	-	-	(3.6)	-	(3.6)
Amortization of intangible assets	5.8	6.0	6.0	24.6	24.1
Adjusted income from operations	$133.1	$151.2	$166.3	$482.5	$584.1

Construction Services Segment:
Income (loss) from operations	$21.3	$28.5	$(569.1)	$(109.2)	$(506.0)
Acquisition and integration-related items	(4.8)	(4.2)	(4.2)	(12.7)	(16.8)
Noncore operating losses & transaction related expenses	16.6	7.0	9.3	54.5	37.1
Impairment of long-lived assets, including goodwill	-	-	590.5	168.2	590.5
Loss on disposal activities	0.8	7.4	-	2.9	7.4
Amortization of intangible assets	11.7	10.3	9.6	52.6	40.3
Adjusted income from operations	$45.6	$49.0	$36.1	$156.3	$152.5

Management Services Segment:
Income from operations	$49.9	$52.5	$51.2	$199.6	$206.1
Noncore operating losses & transaction related expenses	-	(0.4)	3.0	-	2.6
Loss on disposal activities	-	-	6.6	-	6.6
Amortization of intangible assets	9.9	9.4	9.5	39.2	37.9
Adjusted income from operations	$59.8	$61.5	$70.3	$238.8	$253.2

***